Exhibit 10.1

YA GLOBAL INVESTMENTS, L.P.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

March 8, 2010

Global Energy, Inc.
Migdal Aviv
7 Abba Hillel Street
Ramat Gan, 52520
Israel
Attention: Asi Shalgi

Dear Mr. Shalgi:

Please accept this letter agreement setting forth our agreement with respect to the following matters:

Background

A.
Reference is made to that certain Securities Purchase Agreement dated July 6, 2007 (the “Securities Purchase Agreement”) between Global Energy, Inc. (the “Company”) and YA Global Investments, L.P. (the “Buyer”) and the secured convertible debentures (collectively, the “Existing Debentures”) and warrants (the “Warrants”) issued thereunder.

B.
On August 7, 2009, the Company and the Buyer entered into an agreement (the “Consent Agreement”) which among other things, outlined the terms and conditions pursuant to which the Buyer would consent to an Offering (as defined in the Consent Agreement) to be conducted by the Company.

C.
On September 10, 2009, the Company entered into a Securities Purchase Agreement (the “Offering SPA”) in connection with an offering of common stock to the investor set forth therein (the “Investor”) for an amount of up to $1,500,000.  The Offering SPA did not meet the terms and conditions of an “Offering” as set forth in the Consent Agreement.

D.
On December 23, 2009, the Company and the Investor entered into an amendment to the Offering SPA (the “Offering SPA Amendment”) pursuant to which, among other things (i) the initial closing of the purchase and sale of shares of common stock of the Company took place resulting in proceeds to the Company of approximately $60,000, (ii) the Investor was granted the right to terminate the agreement to purchase additional shares until certain conditions were satisfied, and (iii) the subsequent closings were modified in accordance with Section 4.2 therein. The series of transactions contemplated by the Offering SPA and the Offering SPA Amendment shall be referred to herein as the “Offering.”

E.
The purpose of this letter agreement is to modify the original Consent Agreement and provide the terms and conditions pursuant to which the Buyer shall consent to the Offering and amendments to be made to the Transaction Documents.

F.
For the purposes hereof the Securities Purchase Agreement, the Existing Debentures, the Warrants, along with all security agreement, and other documents and instruments executed in connection with the forgoing shall be referred to herein as the “Transaction Documents.”

G.	All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Transaction Documents, as applicable.

1. The Existing Debentures.  The parties agree that the table below sets forth the correct amounts outstanding under the Existing Debentures as of the date listed below:

Issuance Date	Outstanding Principal Amount	Accrued and Unpaid Interest (as of March 8, 2010)	Total
July 6, 2007	$350,108	$97,322	$447,430
October 23, 2007	$1,500,000	$323,747	$1,823,747
December 7, 2007	$1,000,000	$210,186	$1,210,186
March 20, 2008	$500,000	$98,570	$598,570
May 13, 2008	$500,000	$95,183	$595,183
TOTAL	$3,850,108	$825,008	$4,675,116

The Company is indebted to the Buyer under the Existing Debentures in the principal amount along with all accrued and unpaid interest reflected above.  Such amounts owed, including without limitation all interest accruing thereon, premiums, costs, expenses, and fees (collectively, the “Obligations”) now or hereafter payable by the Company to the Buyer pursuant to the Transaction Documents are unconditionally owing by the Company to the Buyer, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever.

2. Covenants by the Company.

a.
On or prior to the date hereof the Company shall provide a cash flow projection budget (the “Budget”) in a form acceptable to the Buyer, which Budget shall demonstrate that the Company will have sufficient cash flows to fund the Company’s operations for a period of at least 12 months from the date hereof.

b.	The Company shall make a cash payment towards the outstanding Obligations in an amount equal to $30,000 within 1 business day of the date hereof.

3. Issuance of Amended Debenture and Warrant Amendments.  On the date hereof and in connection with the Buyer’s consent to the Offering, the Company shall issue and deliver to the Buyer the Amended and Restated Debenture (as defined below) in exchange for the surrender of the Existing Debentures and amend the Warrants as follows:

a.
 Amended Debentures. The Company shall issue to the Buyer two Secured Convertible Debentures (“Debenture I” and “Debenture II” and collectively, the “Amended and Restated Debentures”) in exchange for the Existing Debentures.  The total principal amount of the Amended Debentures shall equal to total amounts outstanding under the Existing Debentures as of the date hereof (which shall be the amount listed in the table in Section 1 above, plus any unpaid interest that may have accrued and less any payments made since the date set forth in such table).  In exchange for the Amended and Restated Debentures, the Buyer shall surrender to the Company the Existing Debentures.  The Company confirms that the Amended and Restated Debentures are being issued solely in exchange for the surrender of the Existing Debentures.  The Amended and Restated Debentures shall amend, replace, and supersede each of the Existing Debentures and consolidate all amounts owed under such Existing Debentures.  The full terms and conditions of the Amended and Restated Debentures shall be as set forth on the form of Debenture I on “Exhibit A” and the form of Debenture II on “Exhibit B”.  A summary of the terms of the Amended and Restated Debentures are as follows:

i.	Debenture I

Principal Amount	$3,175,116
Interest Rate	8%
Maturity Date	36 Months from the date of issuance, with an extension to 48 Months if the Second Financing Milestone is reached.
Conversion Price	$0.05 per share
Payments
No Payments for first 18 Months (with an extension to 24 Months if the First Financing Milestone is reached, and a further extension to 36 Months if the Second Financing Milestone is reached), $150,000 per month thereafter. Payments can be made in cash or in stock at 5% discount to Market Price at the time of payment, provided that such shares can be resold by the Buyer.

Redemption	Company can redeem in whole or part at anytime with a 15% redemption premium.
Shares Reserved	80,000,000 Shares

ii.	Debenture II

Principal Amount	$1,500,000
Interest Rate
8%, can be reduced to 6% if the First Financing Milestone is reached, and a further reduction to 4% if the Second Financing Milestone is reached. Accrued interest may be paid in cash by the Company at no additional cost or premium.

Maturity Date	36 Months from the date of issuance.
Conversion Price	$0.01 per share
Payments	No Payments until Maturity.
Redemption	No Redemption without Buyer’s consent.
Shares Reserved	190,000,000 Shares

b.
Warrants. The exercise price of the Warrants is hereby reduced to $0.01 per share and the number of shares underlying the Warrants remains unchanged.  The Company shall issue amendments to the Warrants in the form attached hereto as Exhibit A confirming this adjustment.

c.
Buyer’s Lock up Provision. Beginning on the date hereof, and ending on the earlier of (i) March 1, 2012 or (ii) upon an event of default, on any particular Trading Day, except for Excluded Sales (as defined below), the Buyer shall not sell such number of shares of Common Stock that would exceed 20% volume traded during such Trading Day (according to Bloomberg LP), unless this restriction is waived by the Company.  For the purposes hereof the term “Excluded Sales” shall mean any sales by the Buyer at a price of seven and one half cents ($0.075) or more.

d.
Share Reserve.  In connection with the issuance of the Amended and Restated Debentures, the Company shall create a shares reserve for the issuance of shares to the Buyer upon conversion of the Amended and Restated Debentures.  The share reserve shall initially consist of at least 277,600,000 shares for issuance upon conversions of the Amended and Restated Dentures and exercise of the Warrants (the “Increased Share Reserve”) which shall supersede the original share reserve created pursuant to the Securities Purchase Agreement.  The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Increased Share Reserve after considering all other commitments that may require the issuance of Common Stock.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Amended and Restated Debentures and the full exercise of the Warrants.  If at any time the Increased Share Reserve is insufficient to effect the full conversion of the Amended and Restated Debentures and the full exercise of the Warrants, the Company shall increase the Increased Share Reserve accordingly.  If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Increased Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

e.
Cross Default.  The Amended and Restated Debentures shall be cross defaulted with the Offering SPA and the Offering SPA Amendment.  Any breach by the Company under any terms or conditions of the Offering SPA or the Offering SPA Amendment shall be considered an Event of Default under the Amended and Restated Debentures.  Furthermore, an Event of Default shall be deemed to have occurred under the Amended and Restated Debentures if for any reason, any Subsequent Closing (as defined in the Offering SPA and the Offering SPA Amendment) (except for the 16th Subsequent Closing which is in the sole and absolute discretion of the Investor) does not close as scheduled in the Offering SPA or result in at least $60,000 of gross proceeds to the Company.

f.
Financing Milestones.   Upon reaching certain financing milestones, certain terms of the Amended and Restated Debentures shall be adjusted as set forth in the table above.  The Company shall have deemed to have satisfied the first financing milestone (“First Financing Milestone”) if it has raised an aggregate of at least $1,500,000 in gross proceeds from the Offering or from any other Approved Offering (as defined below).  The Company shall have deemed to have satisfied the second financing milestone (“Second Financing Milestone”) if it has raised an aggregate of at least $2,000,000 in gross proceeds from the Offering or from any other Approved Offering (as defined below) on or before March 1, 2012.   For the purposes hereof, an “Approved Financing” shall mean any financing transaction resulting in cash proceeds to the Company, provided that either (i) such transaction does not violate any terms of the Financing Documents, or (ii) the Buyer consents to such transaction.

g.
Rule 144 Tacking Period.  The Company represents, warrants, and agrees the Amended and Restated Debenture is being issued solely in exchange for the Existing Debentures and that for the purposes of Rule 144, the Amended and Restated Debenture shall be deemed to have been acquired at the same time as the surrendered Existing Debentures, which in all cases is prior to one year from the date hereof.

4.
The Offering. Due to the fact the Offering as described in the term sheet attached to the original Consent Agreement has been modified, the original Consent is no longer valid.  The Buyer hereby consents, simultaneously upon the issuance by the Company of Debenture I and Debenture II, to the Company conducting and closing transaction contemplated by the Offering SPA, as amended by the Offering SPA Amendment.

5.
Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects such documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this letter agreement is executed and delivered as of the day and year first above written.

Global Energy, Inc.

By:	/s/ Asi Shalgi
Name:	Asi Shalgi
Title:	Chief Executive Officer

YA Global Investments, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/
Name:
Title:

Acknowledged by: Noam Elimelech Ltd. /s/ Yuval Ganot
Name: Yuval Ganot /s/ Yuval Ganot
Yuval Ganot

EXHIBIT A

FORM OF DEBENTURE I

[See Exhibit 10.2]

EXHIBIT B

FORM OF DEBENTURE II

[See Exhibit 10.3]

EXHIBIT C

WARRANT AMENDMENTS

GLOBAL ENERGY, INC.

AMENDMENT NO. 3
to
WARRANT No. GEYI-1-1

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL WARRANT CERTIFICATE

This Amendment No. 3 to Warrant (this “Amendment”) dated March __, 2010 is issued in connection with that Warrant (No. GEYI-1-1) (the “Warrant”) originally  issued on July 6, 2007, as amended, by Global Energy, Inc. (the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) (the “Holder”) to purchase 300,000 shares of commons stock of the Company.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

THIS CERTIFIES THAT, the following amendments are hereby made to the Warrant:

●	The term “Warrant Exercise Price” set forth in Section 1(b)(xiv) shall be deleted and replaced with the following:

“Warrant Exercise Price” shall be $0.01 or as subsequently adjusted as provided in Section 8 hereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

GLOBAL ENERGY, INC.

By:	/s/ Asi Shalgi
Name: Asi Shalgi
Title: Chief Executive Officer

GLOBAL ENERGY, INC.

AMENDMENT NO. 3
to
WARRANT No. GEYI-1-2

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL WARRANT CERTIFICATE

This Amendment No. 3 to Warrant (this “Amendment”) dated March __, 2010 is issued in connection with that Warrant (No. GEYI-1-2) (the “Warrant”) originally  issued on July 6, 2007, as amended, by Global Energy, Inc. (the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) (the “Holder”) to purchase 300,000 shares of commons stock of the Company.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

THIS CERTIFIES THAT, the following amendments are hereby made to the Warrant:

●	The term “Warrant Exercise Price” set forth in Section 1(b)(xiv) shall be deleted and replaced with the following:

“Warrant Exercise Price” shall be $0.01 or as subsequently adjusted as provided in Section 8 hereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

GLOBAL ENERGY, INC.

By:	/s/ Asi Shalgi
Name: Asi Shalgi
Title: Chief Executive Officer

GLOBAL ENERGY, INC.

AMENDMENT NO. 1
to
WARRANT No. GEYI-1-3

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL WARRANT CERTIFICATE

This Amendment No. 1 to Warrant (this “Amendment”) dated March __, 2010 is issued in connection with that Warrant (No. GEYI-1-3) (the “Warrant”) originally  issued on September 30, 2008 by Global Energy, Inc. (the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) (the “Holder”) to purchase 6,900,000 shares of commons stock of the Company.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

THIS CERTIFIES THAT, the following amendments are hereby made to the Warrant:

●	The term “Warrant Exercise Price” set forth in Section 1(b)(xiv) shall be deleted and replaced with the following:

“Warrant Exercise Price” shall be $0.01 or as subsequently adjusted as provided in Section 8 hereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

GLOBAL ENERGY, INC.

By:	/s/ Asi Shalgi
Name: Asi Shalgi
Title: Chief Executive Officer